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                                   PACIFICORP
                            (AN OREGON CORPORATION)

                                       TO

                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK
                            (A NEW YORK CORPORATION)

                   WHICH HEREIN RESIGNS AS CORPORATE TRUSTEE

                                      AND

                                 CHEMICAL BANK
                            (A NEW YORK CORPORATION)

                 HEREIN BECOMING SUCCESSOR CORPORATE TRUSTEE TO
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                AS TRUSTEE UNDER UTAH POWER &
                                  LIGHT COMPANY'S MORTGAGE AND
                                  DEED OF TRUST, DATED AS OF
                                  DECEMBER 1, 1943

                             ---------------------

                       FIFTY-FIFTH SUPPLEMENTAL INDENTURE
                           DATED AS OF AUGUST 1, 1994

                  SUPPLEMENTAL TO UTAH POWER & LIGHT COMPANY'S
                           MORTGAGE AND DEED OF TRUST
                          DATED AS OF DECEMBER 1, 1943

                             ---------------------

      THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY
          THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

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
                       FIFTY-FIFTH SUPPLEMENTAL INDENTURE

    THIS INDENTURE, dated as of the 1st day of August, 1994 (hereinafter referred to as the "Fifty-fifth Supplemental Indenture") is made as a supplement to that certain Mortgage and Deed of Trust, dated as of December 1, 1943, as heretofore amended and supplemented (the "Mortgage"), executed and delivered by Utah Power & Light Company, a Maine corporation that subsequently merged into Utah Power & Light Company, a Utah corporation (hereinafter referred to respectively as the "Maine Company" and the "Utah Company"; and hereinafter referred to collectively as the "Original Mortgagor").

    This  Fifty-fifth Supplemental  Indenture is entered  into by  and among (a)
PACIFICORP, a corporation of the State of Oregon into which the Original Mortgagor heretofore was merged, whose address is 700 NE Multnomah, Portland, Oregon 97232 (the "Company"); (b) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation whose address is 60 Wall Street, New York, New York 10260 (the "Resigning Corporate Trustee"); and (c) CHEMICAL BANK, a New York corporation whose address is 450 West 33rd Street, New York, New York 10001 (the "Successor Corporate Trustee" or "Trustee").

    WHEREAS, the Mortgage (including all indentures supplemental thereto) was recorded in the official records of the States of Colorado, Idaho, New Mexico, Utah and Wyoming and various counties within said states in which this Fifty-fifth Supplemental Indenture is to be recorded, and was filed as a financing statement in accordance with the Uniform Commercial Code of each of said states; and

    WHEREAS, the Maine Company executed, delivered, recorded and filed the First Supplemental Indenture through the Twenty-fifth Supplemental Indenture to the Mortgage, inclusive, and the Utah Company executed, delivered, recorded and filed subsequent Supplemental Indentures as follows:

                              DATED AS OF
                       -------------------------
First                  January 1, 1945
Second                 May 1, 1946
Third                  April 1, 1948
Fourth                 May 1, 1949
Fifth                  October 1, 1949
Sixth                  October 1, 1950

                              DATED AS OF
                       -------------------------
Seventh                October 1, 1951
Eighth                 October 1, 1952
Ninth                  May 1, 1954
Tenth                  September 1, 1955
Eleventh               October 1, 1957
Twelfth                September 1, 1960
Thirteenth             June 1, 1962
Fourteenth             April 1, 1963
Fifteenth              August 1, 1964
Sixteenth              March 1, 1968
Seventeenth            December 1, 1969
Eighteenth             April 1, 1970
Nineteenth             March 1, 1971
Twentieth              May 1, 1972
Twenty-first           February 1, 1974
Twenty-second          October 1, 1974
Twenty-third           November 1, 1975
Twenty-fourth          February 1, 1976
Twenty-fifth           April 1, 1976
Twenty-sixth           August 31, 1976
Twenty-seventh         September 1, 1976
Twenty-eighth          November 1, 1976
Twenty-ninth           March 1, 1977
Thirtieth              September 1, 1977
Thirty-first           April 1, 1978
Thirty-second          May 1, 1978
Thirty-third           April 1, 1979
Thirty-fourth          September 1, 1979
Thirty-fifth           March 1, 1980
Thirty-sixth           April 1, 1981
Thirty-seventh         December 1, 1981
Thirty-eighth          July 1, 1982
Thirty-ninth           December 1, 1982
Fortieth               September 1, 1984
Forty-first            October 1, 1986

                              DATED AS OF
                       -------------------------
Forty-second           December 1, 1986
Forty-third            May 1, 1987
Forty-fourth           June 1, 1987;

and

    WHEREAS, the Maine Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage Bonds, of the First Series through the Twenty-ninth Series, inclusive, and the Utah Company has heretofore issued subsequent Series, all in the principal amounts as follows:

                                                             AGGREGATE
                                                          PRINCIPAL AMOUNT   AGGREGATE PRINCIPAL
           SERIES                           DUE DATE           ISSUED        AMOUNT OUTSTANDING
           -----------------------------  -------------  ------------------  -------------------
                                                   1968   $     42,000,000                    0
1.         First--3 3/4%
                                                   1976         32,000,000                    0
2.         Second--2 3/4%
                                                   1978          3,000,000                    0
3.         Third--3 1/8%
                                                   1979          3,000,000                    0
4.         Fourth--3%
                                              10/1/1979          3,000,000                    0
5.         Fifth--2 7/8%
                                                   1980          8,000,000                    0
6.         Sixth--2 7/8%
                                                   1981          9,000,000                    0
7.         Seventh--3 5/8%
                                                   1982         10,000,000                    0
8.         Eighth--3 1/2%
                                                   1984         15,000,000                    0
9.         Ninth--3 1/4%
                                                   1985         15,000,000                    0
10.        Tenth--3 5/8%
                                                   1987         15,000,000                    0
11.        Eleventh--5 1/4%
                                                   1990         16,000,000                    0
12.        Twelfth--4 7/8%
                                                   1992         22,000,000                    0
13.        Thirteenth--4 1/2%
                                                   1993         15,000,000                    0
14.        Fourteenth--4 1/2%
                                                   1994         15,000,000                    0
15.        Fifteenth--4 5/8%
                                                   1998         20,000,000    $      16,000,000
16.        Sixteenth--7%
                                                   2000         30,000,000                    0
17.        Seventeenth--9 1/4%
                                                   1976         35,000,000                    0
18.        Eighteenth--6 1/4%
                                                   2002         25,000,000           20,310,000
19.        Nineteenth--7 1/2%
                                                   2004         14,000,000           13,190,000
20.        Twentieth--6 1/8% First
           Series
                                                   2004         11,000,000            9,365,000
21.        Twenty-first--6 1/8% Second
           Series

                                                             AGGREGATE
                                                          PRINCIPAL AMOUNT   AGGREGATE PRINCIPAL
           SERIES                           DUE DATE           ISSUED        AMOUNT OUTSTANDING
           -----------------------------  -------------  ------------------  -------------------
                                                   2004   $     16,000,000    $      15,060,000
22.        Twenty-second--6 1/8% Third
           Series
                                                   1983         40,000,000                    0
23.        Twenty-third--10 1/4%
                                                   2005         60,000,000                    0
24.        Twenty-fourth-- 10 1/4%
                                                   2006         35,000,000                    0
25.        Twenty-fifth--9%
                                               4/1/2006         32,000,000                    0
26.        Twenty-sixth--8 3/4%
                                               9/1/2006         40,000,000                    0
27.        Twenty-seventh-- 8 3/8%
                                              11/1/2006         50,000,000           50,000,000
28.        Twenty-eighth--6 3/8%
                                               3/1/2007         55,000,000                    0
29.        Twenty-ninth--8 1/2%
                                               9/1/2007         50,000,000                    0
30.        Thirtieth--8 1/4%
                                               4/1/2008         42,000,000           42,000,000
31.        Thirty-first--5.90%
                                               5/1/2008         50,000,000                    0
32.        Thirty-second--9 1/8%
                                               4/1/2009         35,000,000                    0
33.        Thirty-third--10 1/8%
                                               9/1/2009         65,000,000                    0
34.        Thirty-fourth--10 1/4%
                                               3/1/2010         60,000,000                    0
35.        Thirty-fifth--14 3/4%
                                               4/1/2011         45,000,000                    0
36.        Thirty-sixth--11 1/8% First
           Series
                                               4/1/2011         45,000,000                    0
37.        Thirty-seventh-- 11 1/8%
           Second Series
                                              12/1/2011         90,000,000                    0
38.        Thirty-eighth--16 3/8%
                                               7/1/2012         46,500,000                    0
39.        Thirty-ninth--13 1/2%
                                              12/1/2012         90,000,000                    0
40.        Fortieth--13%
                                               9/1/2014         16,750,000           16,750,000
41.        Forty-first--10.70%
                                              10/1/2016        170,000,000                    0
42.        Forty-second--9 3/8%
                                              12/1/2016         92,000,000                    0
43.        Forty-third--8 3/4%
                                               5/1/2017         95,000,000                    0
44.        Forty-fourth--9 7/8%
                                               6/1/2017         46,500,000                    0
45.        Forth-fifth--8 1/4% First
           Series
                                               6/1/2017         16,400,000                    0
46.        Forty-sixth--8 5/8% Second
           Series
                                               6/1/2017          8,300,000                    0;
47.        Forty-seventh--8 5/8% Third
           Series

and

    WHEREAS, the Utah Company entered into a Reorganization Agreement and Plan of Merger dated August 12, 1987, as amended, pursuant to which, among other things, the Utah Company was merged into the Company as of January 9, 1989, upon such terms as fully to preserve and in no respect to impair the Lien or security of the Mortgage or any of the rights or powers of the trustees or the bondholders thereunder; and

    WHEREAS, pursuant to Article XVII of the Mortgage, the Company executed, delivered, recorded and filed its Forty-fifth Supplemental Indenture dated as of January 9, 1989, whereby the Company assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Mortgage, in accordance with the provisions of said bonds and coupons and the Mortgage, and agreed to perform and fulfill all the covenants and conditions of the Mortgage to be kept or performed by the Original Mortgagor, and whereby The Chase Manhattan Bank (National Association) was appointed Corporate Trustee in succession to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), resigned, under the Mortgage, and C.J. Heinzelmann was appointed Co-Trustee in succession to W.A. Spooner, resigned, under the Mortgage; and

    WHEREAS, the Company executed, delivered, recorded and filed additional Supplemental Indentures to the Mortgage as follows:

                              DATED AS OF
                       -------------------------
Forty-sixth            March 31, 1989
Forty-seventh          December 29, 1989
Forty-eighth           March 31, 1991;

and

    WHEREAS, pursuant to said Forty-eighth Supplemental Indenture, Morgan Guaranty Trust Company of New York was appointed Corporate Trustee in succession to The Chase Manhattan Bank (National Association), resigned, under the Mortgage and C.J. Heinzelmann resigned as Co-Trustee under the Mortgage and all the right, title and powers of the Co-Trustee devolved upon the Corporate Trustee and its successors alone until such time as a successor to the Co-Trustee shall be appointed; and

    WHEREAS, the Company executed, delivered, recorded and filed additional Supplemental Indentures to the Mortgage as follows:

                              DATED AS OF
                       -------------------------
Forty-ninth            December 31, 1991
Fiftieth               March 15, 1992
Fifty-first            July 31, 1992
Fifty-second           March 15, 1993
Fifty-third            November 1, 1993
Fifty-fourth           June 1, 1994;

and

    WHEREAS,   the  Company  has  heretofore  issued,  in  accordance  with  the provisions of the Mortgage, bonds entitled and designated First Mortgage Bonds, of the Series and in the principal amounts as follows:

                                                               AGGREGATE          AGGREGATE
                                                           PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
           SERIES                             DUE DATE          ISSUED           OUTSTANDING
           -------------------------------  -------------  -----------------  -----------------
                                                  various  $     125,000,000  $     120,000,000
48.        Forty-eighth--Medium-Term
           Notes, Series A
                                                  various        100,000,000         87,500,000
49.        Forty-ninth--Medium-Term Notes,
           Series B
                                                  various        150,000,000        144,714,391
50.        Fiftieth--Medium-Term Notes,
           Series C
                                                  various        125,000,000        125,000,000
51.        Fifty-first--Medium-Term Notes,
           Series D
                                                  various        125,216,000        118,235,500
52.        Fifty-second--C-U
                                                  various        250,000,000        250,000,000
53.        Fifty-third--Medium-Term Notes,
           Series E
                                                 4/1/2005         75,000,000         75,000,000
54.        Fifty-fourth--6 3/4%
                                                  various        250,000,000        250,000,000
55.        Fifty-fifth--Medium-Term Notes,
           Series F
                                                  various         35,600,000         35,600,000
56.        Fifty-sixth--E-L
                                                  various        250,000,000        250,000,000;
57.        Fifty-seventh--Medium Term
           Notes, Series G

and

    WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

    WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

    WHEREAS, Section 130 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a default under the Mortgage, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and the Trustee is further authorized by said Section 130 to join with the Company in the execution of any such instrument or instruments, and such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee and thereupon any modification of the provisions of the Mortgage therein set forth, authorized by said Section 130, shall be binding upon the parties to the Mortgage, their successors and assigns, and the holders of the bonds and coupons thereby secured; provided, however, anything therein contained to the contrary notwithstanding, said Section 130 shall not be construed to permit any act, waiver, surrender or restriction adversely affecting any bonds then Outstanding under the Mortgage; and

    WHEREAS, in Section 42 of the Mortgage, the Original Mortgagor covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estates, powers, instruments or funds held in trust thereunder; and

    WHEREAS, the Company now desires to create a new series of bonds and (pursuant to Section 130 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

    WHEREAS, the execution and delivery by the Company of this Fifty-fifth Supplemental Indenture has been duly authorized by the Board of Directors by appropriate Resolutions;

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                                   ARTICLE I

                                GRANTING CLAUSES

    The Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee under the Mortgage and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Chemical Bank as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, owned by the Original Mortgagor as of the date of the Mortgage and acquired by the Original Mortgagor or the Company after the date of the Mortgage, subject to the provisions of Section 97 of the Mortgage and Section 2.02 of the Forty-fifth Supplemental Indenture thereto, of the kind or nature specifically mentioned in Paragraphs One through Twelve, inclusive, of the Mortgage, or of any other kind or nature (except any herein or in the Mortgage expressly excepted), now owned, or, subject to the provisions of
Section 97 of the Mortgage and Section 2.02 of the Forty-fifth Supplemental Indenture thereto, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including the properties described in Article VI hereof, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, street and interurban railway systems, offices, buildings and other structures and equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and chooses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of like kind and character as herein described or of any other kind or character appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein or in the Mortgage described;

    And the Company does hereby confirm that the Company will not cause or consent to a partition, either voluntarily or through legal proceedings, of property subject to the Lien of the Mortgage whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common, except as permitted by and in conformity with the provisions of the Mortgage and particularly of Article XII thereof;

    TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 67 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or (subject to the provisions of Section 97 of the Mortgage and Section 2.02 of the Forty-fifth Supplemental Indenture thereto) may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

    IT IS  HEREBY AGREED  by the  Company  that, subject  to the  provisions  of
Section 97 of the Mortgage and Section 2.02 of the Forty-fifth Supplemental Indenture thereto, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage, and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby;

    PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are expressly excepted from the Lien and operation of the Mortgage, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale or other disposition in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; electric trolley coaches, rolling stock, buses, motor coaches, automobiles and other vehicles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (4) electric energy, gas and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIV of the Mortgage by reason of the occurrence of a Default as defined in Section 75 thereof.

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Chemical Bank as Trustee, and its successors and assigns forever;

    IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Fifty-fifth Supplemental Indenture being supplemental to the Mortgage.

    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee under the Mortgage and the beneficiaries of the trust with respect to said property, and to the Trustee under the Mortgage and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

                                   ARTICLE II

        REGARDING THE RESIGNATION OF THE RESIGNING CORPORATE TRUSTEE AND
                   APPOINTMENT OF SUCCESSOR CORPORATE TRUSTEE

    SECTION 2.01. Morgan Guaranty Trust Company of New York hereby gives written notice to the Company that it hereby resigns as Corporate Trustee under the Mortgage, such resignation to take effect as of September 1, 1994.

    SECTION 2.02. Pursuant to Section 112 of the Mortgage, and by order of its Board of Directors, the Company hereby accepts the foregoing resignation and appoints Chemical Bank as Successor Corporate Trustee under the Mortgage, effective as of September 1, 1994. By execution hereof Chemical Bank hereby acknowledges its acceptance of its appointment by the Company as Successor Corporate Trustee under the Mortgage.

    SECTION 2.03. The Resigning Corporate Trustee hereby conveys, assigns and transfers to the Successor Corporate Trustee, and its successors and assigns, upon the trusts expressed in the Mortgage (as amended hereby), all rights, title, powers and trusts of the Resigning Corporate Trustee under and pursuant to the Mortgage and all property and money held by the Resigning Corporate Trustee under the Mortgage. The Resigning Corporate Trustee and the Company agree, upon request of the Successor Corporate Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurances and to do such other things as may reasonably be required for more fully and certainly vesting in and confirming to the Successor Corporate Trustee such rights, title, powers and trusts.

                                  ARTICLE III

                          FIFTY-EIGHTH SERIES OF BONDS

    SECTION 3.01. There shall be a series of bonds designated "First Mortgage Bonds, Series 1994-1" (herein sometimes referred to as the "Fifty-eighth Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Fifty-eighth Series shall mature on the maturity date, and in principal amounts corresponding to the principal amounts, of first mortgage and collateral trust bonds designated "Series 1994-1," issued under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, to Chemical Bank, as trustee, on the basis of such bonds of the Fifty-eighth Series. Bonds of the Fifty-eighth Series shall be issued as fully registered bonds in the denomination of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear no interest; and the principal of each such bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Fifty-eighth Series shall be dated as in Section 10 of the Mortgage provided.

     (I) Bonds of the Fifty-eighth Series shall be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage (including, among other things, the provisions of Sections 39 or 74 of the Mortgage or with the proceeds of released property pursuant to Section 71 of the Mortgage).

    (II) At the option of the registered owner, any bonds of the Fifty-eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by his duly authorized attorney shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

    Bonds of the Fifty-eighth Series shall be transferable (subject to the provisions of Section 12 of the Mortgage and to the limitations set forth in this Fifty-fifth Supplemental Indenture), upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Fifty-eighth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Fifty-eighth Series.

    The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Fifty-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the Company's Mortgage and Deed of Trust, dated as of

January 9, 1989, as amended and supplemented, to Chemical Bank, as trustee, signed by the President, a Vice President, an Assistant Vice President or a Trust Officer of such trustee, stating that interest or principal due and payable on any bonds issued under said Mortgage and Deed of Trust has not been fully paid and specifying the amount of funds required to make such payment.

    Bonds of the Fifty-eighth Series shall be initially issued in the name of Chemical Bank, as trustee under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, and shall not be transferable, except to any successor trustee under said Mortgage and Deed of Trust.

    After the execution and delivery of this Fifty-fifth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as supplemented, it is contemplated that there shall be issued bonds of the Fifty-eighth Series in an aggregate principal amount not to exceed One Hundred Twelve Million Five Hundred Thousand Dollars ($112,500,000).

                                   ARTICLE IV

               THE COMPANY RESERVES THE RIGHT TO AMEND PROVISIONS
              REGARDING PROPERTIES EXCEPTED FROM LIEN OF MORTGAGE

    SECTION 4.01. The Company reserves the right, without any consent or other action by holders of bonds of the Fifty-fourth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Fifty-eighth Series) to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (6) which shall read as follows:

    "(6) allowances allocated to steam-electric  generating plants owned by  the
    Company   or   in   which   the   Company   has   interests,   pursuant   to

    Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, ET SEQ., as now in effect or as hereafter supplemented or amended."

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

    SECTION 5.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Fifty-eighth Series or any subsequent series shall be determined only under the laws of the State of New York.

    SECTION 5.02. The terms defined in the Mortgage shall, for all purposes of this Fifty-fifth Supplemental Indenture, have the meanings specified in the Mortgage.

    SECTION 5.03. The Trustee hereby accepts the trusts declared, provided, created or supplemented in the Mortgage and herein, and agrees to perform the same upon the terms and conditions set forth herein and in the Mortgage, and upon the following terms and conditions:

    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVIII of the Mortgage shall apply to and form part of this Fifty-fifth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of the Fifty-fifth Supplemental Indenture.

    SECTION 5.04. Whenever in this Fifty-fifth Supplemental Indenture either the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVII and XVIII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-fifth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the

Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 5.05. Nothing in this Fifty-fifth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-fifth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-fifth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

    SECTION 5.06. This Fifty-fifth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                   ARTICLE VI

                        SPECIFIC DESCRIPTION OF PROPERTY

    The following described properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Utah Power Division of the Company's electric utility systems, or for other purposes, as hereinafter indicated, respectively:

SAND CREEK 46 KV SUBSTATION--PARCEL NUMBER: I8B00038

    Lands in BONNEVILLE County, State of IDAHO

        A portion of the SE 1/4 SE 1/4, Section 10, Township 2 North, Range 38 East, of the Boise Meridian, described as beginning at a point 240 feet North and 48 feet West, more or less, from the Southeast Corner of said
        Section 10; thence North 250 feet along a boundary line; thence West 150 feet; thence South 250 feet; thence East 150 feet to the point of beginning.

        TOGETHER WITH an Easement and Right-of-Way described as beginning at a point 240 feet North and 198 feet West, more or less, from the Southeast corner of said Section 10; thence North 27 feet; thence West 300 feet to the East boundary line of Richard Avenue; thence South 27 feet along said East boundary line; thence East 300 feet to the point of beginning.

TOOELE-DUGWAY 46 KV REGULATOR SITE--PARCEL NUMBER: UT00028

    Lands in TOOELE County, State of UTAH

        Beginning at a point on an existing right-of-way fence, said point being North 89 DEG.22'38" East along Section line 820.24 feet and South 2417.15 feet from the Northwest corner of Section 18, Township 5 South, Range 5 West, Salt Lake Base and Meridian; and running thence South 6 DEG.20'58" East along said right-of-way fence 100.00 feet; thence South 83 DEG.39'02" West 100.00 feet; thence North 6 DEG.20'58" West
        100.00 feet; thence North 83 DEG.39'02" East 100.00 feet to the point of beginning.

NEW HARMONY 46 KV SUBSTATION--PARCEL NUMBER: UI00045

    Lands in IRON County, State of UTAH

        A  tract of  land situate  in the  S 1/2  of the  SE 1/4  of Section 17,
        Township 38 South, Range 12 West, Salt Lake Meridian, described as beginning South 89 DEG.43'36" East 1090.73 feet along the section line and NORTH 964.94 feet from the south one quarter corner of said Section 17; thence North 65 DEG.08'25" East 54.12 feet, North 11 DEG.15'29" West
        65.05  feet, North  71 DEG.44'47" West  69.92 feet,  North 38 DEG.23'55"
        East 143.93 feet, and North 46 DEG.23'39" East 203.42 feet along the easterly top of bank of an existing wash, thence NORTH 86.36 feet, more or less, to a north boundary fence; thence EASTERLY 422.24 feet, more or less, along said fence to the easterly boundary line, said easterly boundary line also being the westerly right of way line of Interstate 15, thence Southwesterly along said right of way line and the arc of a 1818.08 foot radius curve to the right 233.59 feet (chord bears South 21 DEG.39'47" West 233.43 feet), South 25 DEG.19'40"

        West 203.82 feet, and southwesterly along the arc of a 1238.28 foot radius curve to the right 58.3706 feet (chord bears South 23 DEG.58'33" West 58.3652 feet), thence North 89 DEG.43'36" West, 431.85 feet to the point of beginning.

COTTONWOOD DISTRICT GARAGE--PARCEL NUMBER: US01016

    Lands in SALT LAKE County, State of UTAH

        Beginning at a point which is North 579.21 feet and West 279.96 feet from the Southeast corner of Section 26, Township 2 South, Range 1 West, SLB&M; and running thence North 89 DEG.53'21" West 174.00 feet; thence North 00 DEG.21'20" West 72.00 feet; thence South 89 DEG.53'21" East
        174.00 feet; thence South 00 DEG.21'20" East 72.00 feet to the point of beginning.

    IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its corporate seal to be attested to by its Secretary or one of its Assistant Secretaries; and Morgan Guaranty Trust Company of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Assistant Secretaries and Chemical Bank has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Senior Trust Officers, all as of the day and year first above written.

[SEAL]                                  PACIFICORP

                                        By      RICHARD T. O'BRIEN
                                           -------------------------------
                                                    Vice President
Attest:
         JOHN M. SCHWEITZER
----------------------------------
        Assistant Secretary
                                        MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK
[SEAL]                                  as Resigning Corporate Trustee


                                        By        PETER VITELLIO
                                           -------------------------------
                                                   Vice President
Attest:
           TAMARA FELICETTI
----------------------------------
         Assistant Secretary
                                        CHEMICAL BANK
                                        as Successor Corporate Trustee


                                        By          F.J. GRIPPO
                                          -------------------------------
                                                   Vice President
Attest:
                M. KATZ
----------------------------------
       Senior Trust Officer

STATE OF OREGON       )
COUNTY OF MULTNOMAH   )  ss.:

    On this 8th day of September, 1994, before me, SHERYL LEE STRATTON, a Notary Public in and for the State of Oregon, personally appeared RICHARD T. O'BRIEN and JOHN M. SCHWEITZER, known to me to be a Vice President and an Assistant Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                                 SHERYL LEE STRATTON
                                          ----------------------------------
                                         My commission expires: May 25, 1996
[SEAL]                                      Residing at: Portland, Oregon

STATE OF NEW YORK    )
COUNTY OF NEW YORK   )   ss.:

    On this 1st day of September, 1994, before me, JOHN MIECHKOWSKI, a Notary Public in and for the State of New York, personally appeared PETER VITELLIO and TAMARA FELICETTI, known to me to be a Vice President and Assistant Secretary, respectively, of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                                   JOHN MIECHKOWSKI
                                          ----------------------------------
                                           Notary Public, State of New York
                                                    No. 30-4893319
                                              Qualified in Nassau County
                                           Commission expires: May 18, 1995

[SEAL]

STATE OF NEW YORK     )
COUNTY OF NEW YORK    )   ss.:

    On this 2nd day of September, 1994, before me, EMILY FAYAN, a Notary Public in and for the State of New York, personally appeared F.J. GRIPPO and M. KATZ, known to me to be a Vice President and a Senior Trust Officer, respectively, of CHEMICAL BANK, A NEW YORK CORPORATION, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                                     EMILY FAYAN
                                          ----------------------------------
                                           Notary Public, State of New York
                                                    No. 24-4737006
                                              Qualified in Kings County
                                        Commission expires: December 31, 1995

[SEAL]